As filed with the Securities and Exchange Commission on April 8, 2002
                                                 Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                          INTERNATIONAL PAPER COMPANY
             (Exact Name of Registrant as specified in its charter)

               New York                                    13-0872805
   (State or other jurisdiction of                      (I.R.S. Employer
    incorporation or organization)                    Identification No.)

                              400 Atlantic Street
                          Stamford, Connecticut 06921
          (Address including zip code of Principal Executive Offices)


                          INTERNATIONAL PAPER COMPANY
                     LONG-TERM INCENTIVE COMPENSATION PLAN
     (previously filed as "International Paper Company Stock Option Plan")
                            (Full title of the plan)

                          ----------------------------

                           Barbara L. Smithers, Esq.
                          Vice President and Secretary
                          International Paper Company
                              400 Atlantic Street
                          Stamford, Connecticut 06921
                                 (203) 541-8000

                          ----------------------------
 (Name, address and telephone number, including area code, of agent for service)

                            ------------------------

                                    Copy to:
                                Beverly F. Chase
                             Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York 10017
                                  212-450-4000

                            ------------------------

                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                           Proposed Maximum    Proposed Maximum
                                          Amount to be      Offering Price        Aggregate            Amount of
Title of Securities to be Registered     Registered(1)       Per Unit (2)      Offering Price(2)    Registration Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
share                                      20,000,000            $41.32          $826,400,000.00        $76,028.80
====================================================================================================================

(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the "1933 Act"), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby on the New York Stock Exchange on April 4, 2002.
================================================================================

                                EXPLANATORY NOTE

     Registration Statements were filed on July 27, 1995 (Registration No. 033-61335) and on August 12, 1999 (Registration No. 333-85051) (collectively, the "Prior Registration Statements") to register under the 1933 Act, among other things, 5,000,000 shares of International Paper Company common stock, par value $1.00 per share (the "Common Stock") and 3,000,000 shares of Common Stock, respectively, issuable under the International Paper Company Long-Term Incentive Compensation Plan (previously filed as "International Paper Company Stock Option Plan") (the "Plan"). This Registration Statement on Form S-8 (the "Registration Statement") has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the 1933 Act of an additional 20,000,000 shares of Common Stock issuable upon stock options granted, or to be granted, under the Plan at any time or from time to time.

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     Pursuant to General Instruction E to Form S-8, the International Paper Company (the "Company") hereby incorporates by reference the contents of the Prior Registration Statements.


                 ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Certain legal matters with respect to the offering of the shares of Common Stock registered hereby have been passed upon by Barbara L. Smithers, Esq., Vice President and Secretary of the Company. Ms. Smithers owns Company Common Stock and holds employee stock options to purchase Company Common Stock.


                               ITEM 8. EXHIBITS.

 Exhibit
 Number        Description
 -------       -----------
    5          Opinion of Barbara L. Smithers, Esq.

   23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2        Consent of Barbara L. Smithers, Esq. (included in Exhibit 5).


                                    EXPERTS

     The financial statements and schedule included (or incorporated by reference) in this Registration Statement have been audited by Arthur Andersen LLP, Independent Public Accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                   SIGNATURES

     Pursuant to the requirements of the 1933 Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 8th day of April, 2002.

                                        INTERNATIONAL PAPER COMPANY


                                        By:  /s/ Barbara L. Smithers
                                            ------------------------------------
                                        Name:   Barbara L. Smithers
                                        Title:  Vice President and Secretary

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


        Signature                       Title                        Date
        ---------                       -----                        ----
                             Chairman of the Board, Chief
    /s/ John T. Dillon       Executive Officer and Director      April 8, 2002
-------------------------
      John T. Dillon


   /s/ Robert J. Eaton       Director                            April 8, 2002
-------------------------
     Robert J. Eaton

   /s/ Samir G. Gibara       Director                            April 8, 2002
-------------------------
     Samir G. Gibara


  /s/ James A. Henderson     Director                            April 8, 2002
-------------------------
    James A. Henderson


   /s/ John R. Kennedy       Director                            April 8, 2002
-------------------------
     John R. Kennedy


  /s/ Robert D. Kennedy      Director                            April 8, 2002
-------------------------
    Robert D. Kennedy


 /s/ W. Craig McClelland     Director                            April 8, 2002
-------------------------
   W. Craig McClelland


  /s/ Donald F. McHenry      Director                            April 8, 2002
-------------------------
    Donald F. McHenry


  /s/ Patrick F. Noonan      Director                            April 8, 2002
-------------------------
    Patrick F. Noonan


   /s/ Jane C. Pfeiffer      Director                            April 8, 2002
-------------------------
     Jane C. Pfeiffer


 /s/ Jeremiah J. Sheehan     Director                            April 8, 2002
-------------------------
   Jeremiah J. Sheehan


 /s/ Charles R. Shoemate     Director                            April 8, 2002
-------------------------
   Charles R. Shoemate


    /s/ John V. Faraci       Executive Vice President and
-------------------------    Chief Financial Officer             April 8, 2002
      John V. Faraci


   /s/ Andrew R. Lessin      Vice President--Finance and
-------------------------    Chief Accounting Officer            April 8, 2002
     Andrew R. Lessin

                                                   EXHIBIT INDEX


 Exhibit
 Number        Description
 -------       -----------
    5          Opinion of Barbara L. Smithers, Esq.

   23.1        Consent of Arthur Andersen LLP, Independent Public Accountants.

   23.2        Consent of Barbara L. Smithers, Esq. (included in Exhibit 5).